UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 23, 2009
Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99(a)
EX-99(b)
EX-99(c)
EX-99(d)
EX-(e)
EX-99(f)
EX-99(g)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendments to GM Advance Agreement
On July 26, 2009, Delphi Corporation (“Delphi” or the “Company”) entered into a further amendment (the “Second Amendment”) to its existing liquidity agreement (the “GM Advance Agreement”) between Delphi and General Motors Company (as assignee of Motors Liquidation Company, formerly known as General Motors Corporation) ( “GM”). Previously, on July 23, 2009, Delphi entered into a first amendment (the “First Amendment”) to the GM Advance Agreement. As set forth more fully below, the combined effect of the First and Second Amendments was to extend the deadline for Delphi to satisfy certain milestones, which if not met, would prevent Delphi from continued access to the facility.
As previously reported, the GM Advance Agreement was amended and restated on June 1, 2009 to provide Delphi with an additional $250 million credit facility (the “Tranche C Facility”), subject to Delphi’s continued satisfaction of certain conditions and milestones. For a complete description of the terms of the GM Advance Agreement as so amended and restated prior to the First and Second Amendments, see Delphi’s Current Report on Form 8-K filed June 18, 2009 and Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008. The following description of the terms of the First and Second Amendments is qualified by reference to the full text of each amendment, copies of which are filed as Exhibits 99(a) and 99(b) to this report and incorporated by reference herein.
Delphi’s continued ability to request advances under the Tranche C Facility is conditioned on progress in achieving the transactions contemplated by the modifications to the previously confirmed plan of reorganization, as filed with the United States (“U.S.”) Bankruptcy Court for the Southern District of New York (the “Court”) on June 1, 2009 (the “Modified Plan”). Specifically, prior to the First Amendment, the ability of Delphi to request advances on or after July 23, 2009 was conditioned on the entry by the Court of an order, in form and substance reasonably acceptable to GM, approving the Modified Plan or an implementation agreement pursuant to which the parties to the Master Disposition Agreement, dated June 1, 2009, as revised and amended, among Delphi, GM Components Holdings, LLC, GM and Parnassus Holdings II, LLC, would perform their obligations thereunder pursuant to Section 363 of the Bankruptcy Code, independent of and not pursuant to or contingent on the effectiveness of the Modified Plan.. The First Amendment extended the July 23, 2009 date until July 27, 2009, and the Second Amendment further extended such date until 8:00 p.m. (Eastern time) on July 29, 2009. All other terms of the GM Advance Agreement remain in effect.
Amendments to Accommodation Agreement
On July 28, 2009, Delphi entered into a further amendment (the “Twenty-First Amendment”), to its accommodation agreement (as previously amended and supplemented through the date hereof, the “Accommodation Agreement”), with the lenders under its existing debtor-in-possession financing agreement (the “Amended and Restated DIP Credit Facility”), consisting of a $1.1 billion first priority revolving credit facility (the “Tranche A Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”). Prior to entering into the Twenty-First Amendment, Delphi entered into three earlier amendments to the Accommodation Agreement: (i) the Eighteenth Amendment on July 24, 2009, the Nineteenth Amendment on July 25, 2009 and the Twentieth Amendment on July 27, 2009. The combined effect of the Eighteenth, Twentieth and Twenty-First Amendments (collectively, the “Amendments”) is to extend the term of the Accommodation Agreement to 8:00 p.m. (Eastern time) on July 29, 2009, as well as the time to satisfy certain covenants as set forth more fully below. The following description of the Amendments is qualified in its entirety by the text of each such amendment, copies of which are filed as Exhibits 99(c), 99(e) and 99(f) to this report and incorporated by reference herein.
The effect of the Nineteenth Amendment was to alter the mechanics with respect to the use of cash collateral, so as to be consistent with the distribution and repayment provisions of the Modified Plan. The Nineteenth Amendment also deleted the Repayment Obligation requirement and the requirement that the interest payments with respect to the Tranche C Term Loan must be used to repay the Tranche A and Tranche B facilities. The description of the Nineteenth Amendment is qualified in its entirety by the text of such amendment, a copy of which is filed as Exhibit 99(d) to this report and incorporated by reference herein. A description of the material terms of the Accommodation Agreement prior to such modifications is set forth in Delphi’s Current Reports on Form 8-K filed with the United States Securities and Exchange Commission on March 31, 2009, as amended on April 1, 2009 solely for the purposes of adding an exhibit, April 3, 2009, as amended on April 7, 2009 solely for the purposes of adding another exhibit, April 23, 2009, May 8, 2009, June 2, 2009, June 9, 2009, June 18, 2009, June 22, 2009, June 24, 2009, July 1, 2009, July 8, 2009, July 13, 2009, July 20, 2009 and July 22, 2009 (the “Original Forms 8-K”), which descriptions are incorporated herein by reference.
Pursuant to the Accommodation Agreement, as in effect through the Seventeenth Amendment (the “Prior Accommodation Agreement”), the lenders agreed, among other things, to allow Delphi to continue using the proceeds of the Amended and Restated DIP Credit Facility and to forbear from the exercise of certain default-related remedies, in each case until July 24,

2009, subject to the continued satisfaction by Delphi of a number of covenants and conditions, and as described in more detail below, the Amendments further extend that date until 8:00 p.m. (Eastern time) on July 29, 2009. There currently remains approximately $230 million outstanding under the Tranche A Facility, $311 million outstanding under the Tranche B Term Loan and $2.75 billion outstanding under the Tranche C Term Loan under the Amended and Restated DIP Credit Facility. The Prior Accommodation Agreement contained certain milestone dates, which if not met required Delphi to apply the $47 million currently held as cash collateral to pay down a portion of the Tranche A Facility and Tranche B Term Loan extended under the Amended and Restated DIP Credit Facility (the “Repayment Obligation”) and may have resulted in an event of default and termination of the accommodation period. One such milestone in the Prior Accommodation Agreement was that on or before July 23, 2009, Delphi was required to deliver to the agent under the Amended and Restated DIP Credit Facility a term sheet setting forth the terms of a global resolution of matters relating to General Motors Company’s contributions to the resolution of Delphi’s chapter 11 cases, including without limitation, all material transactions between Delphi and GM relevant to such resolution, which has been agreed to by GM and the United States Treasury (the “Term Sheet”). The failure to deliver the Term Sheet on or prior to July 23, 2009 triggered the Repayment Obligation, and absent effectiveness of the Eighteenth Amendment, a failure by Delphi to satisfy the Repayment Obligation on July 24, 2009, would have been an event of default under the Prior Accommodation Agreement (and absent a cure of such default, would have resulted in a termination of the accommodation period). In addition, absent effectiveness of the Eighteenth Amendment, had a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement not notified Delphi that the Term Sheet was satisfactory on or before July 24, 2009, the accommodation period would have terminated on July 25, 2009. The Eighteenth Amendment extended the date by which the failure to deliver a satisfactory term sheet notice would trigger the Repayment Obligation and postponed the date by which interest payments with respect to the Tranche C Term Loan must be paid, to July 27, 2009. Under the Eighteenth Amendment, the termination date for the accommodation period was extended to July 28, 2009. In addition, the Eighteenth Amendment provided that the requisite majority of lenders under the Amended and Restated DIP Credit Facility have 45 business days (modified from 40 business days) to notify Delphi that the modified plan or reorganization filed on June 1, 2009 is not satisfactory; and this provision is unchanged by the Nineteenth, Twentieth and Twenty-First Amendments.
Pursuant to the Twentieth Amendment, the accommodation period under the Accommodation Agreement will terminate on July 29, 2009, in the event that a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement have not notified Delphi that the Term Sheet is satisfactory on or before July 28, 2009.
Pursuant to the Twenty-First Amendment, the accommodation period under the Accommodation Agreement will terminate on July 30, 2009, in the event that a majority of the Tranche A and Tranche B lenders who have signed the Accommodation Agreement and a majority of all lenders who signed the Accommodation Agreement have not notified Delphi that the Term Sheet is satisfactory on or before July 29, 2009.
The remaining provisions in the Accommodation Agreement are materially unchanged. For information regarding the current terms of the Accommodation Agreement, as modified, which is not otherwise set forth in this Current Report on Form 8-K, including the covenants and conditions of the lenders’ continued forbearance from exercising remedies through the accommodation period and including the ability to access certain cash collateral accounts, see Delphi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”), including the exhibits to the Annual Report, and the Original Forms 8-K.
Although Delphi is currently in compliance with the terms of the Accommodation Agreement (after giving effect to the Twenty-First Amendment), Delphi’s continued compliance and access to sufficient liquidity to fund its working capital requirements and operations is dependent on a number of factors including Delphi remaining in compliance with the provisions of the GM Advance Agreement and administrative creditors, including its suppliers, continuing to provide services and goods on customary payment terms.
ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04. The failure to deliver the Term Sheet on or prior to July 23, 2009 triggered a Repayment Obligation and absent effectiveness of the Eighteenth Amendment, a failure by Delphi to satisfy the Repayment Obligation on July 24, 2009 would have been an event of default under the Accommodation Agreement and could have resulted in a termination of the accommodation period. Similarly the failure to deliver a Term Sheet on July 26, 2009 triggered a Repayment Obligation and absent effectiveness of the Nineteenth Amendment, the failure to satisfy the Repayment Obligation on July 27, 2009 would have been an event of default under the Accommodation Agreement and could have resulted in a termination of the accommodation period. See the terms of the Amendments described in Item 1.01 of this Current Report on Form 8-K.
ITEM 8.01 OTHER EVENTS
Delphi also announced on June 27, 2009 that following a two day auction process conducted in New York City, Delphi’s Board of Directors, following consultation with Delphi’s official committee of unsecured creditors and its largest U.S.-based union, designated a pure credit bid received from JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Amended and Restated DIP Credit Facility as the “Successful Bid”. For a further description of the pure credit bid, including the conditions to its designation as the successful bid, see the attached press release issued by the Company on July 27, 2009, a copy of which is attached as Exhibit 99(g) attached hereto and the contents of which are incorporated by reference herein.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of its liquidity support agreements with GM, its debtor-in-possession financing facility and the related accommodation agreement, and to obtain an extension of term or other amendments as necessary to maintain access to such liquidity support agreements and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, including final approval to further modify the Plan which was confirmed by the Court on January 25, 2008, to confirm such further modified plan or any other subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its Plan as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the United States Securities and Exchange Commission, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description
99 (a)	First Amendment to Amended and Restated GM-Delphi Agreement, dated as of July 23, 2009
99 (b)	Second Amendment to Amended and Restated GM-Delphi Agreement, dated as of July 26, 2009
99 (c)	Eighteenth Amendment to the Accommodation Agreement, dated as of July 24, 2009
99 (d)	Nineteenth Amendment to the Accommodation Agreement and Fifth Amendment to Credit Agreement, dated as of July 25, 2009
99 (e)	Extension Amendment to the Accommodation Agreement, dated as of July 27, 2009
99 (f)	Extension Amendment to the Accommodation Agreement, dated as of July 28, 2009
99 (g)	Press release issued by Delphi Corporation July 27, 2009
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2009	DELPHI CORPORATION (Registrant)
	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Financial Officer